Exhibit 10.5

EXECUTION VERSION

SERVICING AND ASSET MANAGEMENT AGREEMENT

Between

BRT REALTY TRUST

as Servicer and Asset Manager

and

BRT RLOC LLC

as Lender

Dated as of June     , 2011

SERVICING AND ASSET MANAGEMENT AGREEMENT

THIS SERVICING AND ASSET MANAGEMENT AGREEMENT (this “Agreement”) is made as of June     , 2011, between BRT REALTY TRUST, a business trust formed under and pursuant to the laws of the Commonwealth of Massachusetts (the “Servicer”), and BRT RLOC LLC a New York limited liability company, as Lender (the “Lender”).

WHEREAS, Lender owns and/or intends to own certain mortgage loans (individually, a “Mortgage Loan” and collectively, the “Mortgage Loans” and together with all of the instruments and agreements now evidencing, securing, guarantying, or otherwise relating to a Mortgage Loans, the “Loan Documents”);

WHEREAS, Servicer and Lender desire that Servicer manage and service collection and administration of the Mortgage Loans identified by Lender from time to time subject to the terms hereof and the Loan Documents.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Lender and Servicer agree as follows:

ARTICLE I

SERVICING AND ASSET MANAGEMENT

Section 1.1                                    Appointment of Servicer as Servicer.  Servicer is hereby appointed to service, administer and collect all payments or proceeds with respect to all of the Mortgage Loans owned by Lender and identified by Lender from time to time in accordance with the terms hereof and the terms of the Loan Documents.  Servicer shall have full power and authority, as required by and pursuant to the terms of the Loan Documents to do or cause to be done any and all things in connection with such servicing, administration and collection of each Mortgage Loan as may be necessary or desirable to conform to Accepted Servicing Practices and the terms of the Loan Documents and this Agreement.  If there is any conflict between the terms of this Agreement and the Loan Documents with respect to the treatment of a Mortgage Loan, the terms of the Loan Documents shall govern.  Any capitalized term not otherwise defined herein shall have the meaning as specified on Exhibit A, or if specified thereon, as specified in the LSA.

Section 1.2                                    Documents Evidencing Assets.  Lender will provide to Servicer copies of each document evidencing a Mortgage Loan and the collateral and security therefor to be serviced by Servicer from time to time hereunder, together with such other documents as Servicer may reasonably request in order to perform its duties under this Agreement.  Other than as provided in the LSA and the Custodial Agreement, Servicer shall maintain physical or imaged possession of copies of all instruments or documents generated by or coming into the possession of Servicer that are required to document or service a Mortgage Loan.

Section 1.3                                    Duties of Servicer.  Servicer’s duties under this Agreement shall include the following:

(a)                                 Servicer shall undertake all commercially reasonable efforts in accordance with Accepted Servicing Practices to collect or otherwise realize upon a Mortgage Loan in accordance with, and as expressly permitted by the terms of the Loan Documents.

(b)                                 Servicer shall maintain reasonable records with respect to a Mortgage Loan setting forth the status of a Mortgage Loan, the amount and application of any funds received on account of a Mortgage Loan, the amount of any advances made in collection of, or other realization upon a Mortgage Loan, in accordance with the terms of the Loan Documents.

(c)                                  All proceeds received from a Mortgage Loan shall either be deposited directly by the applicable Borrower pursuant to wire transfer into the account identified by Lender or delivered by the applicable Borrower by check to the Servicer.  Servicer shall deposit any proceeds or deliver any checks it may receive directly from a Borrower with respect to a Mortgage Loan into the applicable account identified by Lender for such Mortgage Loan.

(d)                                 Servicer shall monitor the payment of real estate taxes, insurance, and any other escrows or reserves, to the extent required by, and in accordance with the Loan Documents.  To the extent permitted under the terms of a Mortgage Loan, Servicer will manage escrow and reserve accounts including disbursement of payments to third parties on behalf of Lender and will perform periodic analyses of tax and insurance escrow accounts.  To the extent required with respect to any Mortgage Loan with future advances due to renovation or construction, Servicer shall manage draws of loan funds, determine loan balancing, oversee the construction manager and undertake such other rights of Lender under the Loan Documents with respect to such renovation or construction.

(e)                                  Servicer shall provide covenant compliance, and at Lender’s direction, enforcement of such compliance as required by the Loan Documents.

(f)                                   If the Borrower fails to obtain or maintain the insurance Lender requires, Servicer, upon receipt of prior written approval and funds from Lender, shall obtain such insurance with respect to Mortgage Loan collateral and advance on behalf of such Borrower the premiums for such insurance at the direction of Lender.  Servicer shall not incur any costs in obtaining or maintaining such insurance.

(g)                                  In addition to the servicing functions described in clauses (a) through (f) above, Servicer will provide the normal scope of asset management services.  These services provide that Servicer manage all aspects of Lender’s interest to the extent permitted under the terms of the Loan Documents.

Servicer’s obligations under this Section 1.3, where applicable, shall be subject to receipt of funds from Lender in accordance with this Agreement.

Notwithstanding anything to the contrary herein, Servicer agrees to perform those functions and services and create and provide those documents set forth in the LSA and the other Transaction Documents and otherwise abide by the terms and provisions applicable to the Servicer set forth therein.  In the event of any inconsistency between the terms and conditions of this Agreement and the LSA, the terms and conditions of the LSA shall supersede and control to the extent of such inconsistency.

Section 1.4                                    Servicing Standards.  Servicer shall administer services under this Agreement in accordance with the definition of “Accepted Servicing Practices”, the terms and conditions of the Loan Documents and the terms and conditions of this Agreement.

Section 1.5                                    Power and Authority.  Servicer is hereby granted the full power and authority to conduct its obligations pursuant to and in adherence with the terms of the Loan Documents and this Agreement, for and on behalf of Lender.  All actions taken hereunder by Servicer shall be performed in accordance with the terms of the Loan Documents.  In the event Lender receives a request for consent and does not consent or object within five (5) Business Days of receipt of a request for such consent, Lender shall be deemed to have consented to such matter.  If, pursuant to the terms of the Loan Documents, Servicer participates in any legal proceedings involving a Mortgage Loan, Servicer is authorized and empowered to execute and deliver in its name as servicer for Lender any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding.  Upon request, Lender shall furnish Servicer with any powers of attorney or other documents which Servicer may reasonably request in order to take such steps as Servicer deems necessary, appropriate or expedient to carry out its servicing, administration and collection activities under this Agreement and the Loan Documents.

Section 1.6                                    Non-Performance of the Loans and REO Property.  A Mortgage Loan shall be considered a “Specially Serviced Loan” for purposes of this Agreement when one or more of the events set forth in the definition of “Special Servicing Event” has occurred and is continuing with respect to such Mortgage Loan.  In addition, Lender, pursuant to the terms of the Loan Documents, may acquire the collateral securing the Mortgage Loans as a result of foreclosure, or by deed in lieu of foreclosure or walk-away guaranty (at which time the Property shall be known as an “REO Property”).  At the time a Mortgage Loan becomes either a Specially Serviced Loan or converts to an REO Property, Servicer and Lender shall mutually agree upon the scope of additional services to be performed not already provided for in this Agreement.  As used herein, the term “Special Servicing Event” shall mean, with respect to a Mortgage Loan, when any one of the following has occurred:  if (a) any payment of principal due thereunder is in default by more than sixty (60) days, (b) any payment of interest or other amount (other than principal) due thereunder is in default by more than sixty (60) days, (c) the Borrower with respect to such Mortgage Loan is in default with respect to any material financial or other covenants under the Loan Documents for such Mortgage Loan for a period of more than sixty (60) days, or such other criteria as may be identified by the Lender from time to time or (d) the Servicer determines pursuant to Accepted Servicing Practices that a Mortgage Loan is at risk of imminent default; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Loan: (i) with respect to clauses (a) and (b) above, when all past due principal and interest and all late charges, default interest and other amounts due under the Loan Documents have been paid and the applicable Mortgage Loan otherwise becomes a performing Mortgage Loan for at least sixty (60) consecutive days, in accordance with its terms;  (ii) with respect to clause (c) above, when such specified event has been remedied, cured or otherwise resolved and (iii) with respect to clause (d) above, when determined by Servicer and approved by Lender.

Section 1.8                                    Advances.  Servicer shall, in no event, be required to make any advances to protect a Mortgage Loan or the underlying collateral, including without limitation, taxes, insurance and assessments; attorneys’ fees; trustee’s fees, recording, filing and publication fees; title report and title search costs; court costs; witness fees; other costs incurred with respect to any foreclosure sale, trustee’s sale or acquisition in lieu of foreclosure, or with respect to the marketing, sale or disposition of a Mortgage Loan collateral; inspections, engineering surveys or environmental assessments; repair, restoration, maintenance or protection of a Mortgage Loan collateral (“Protective Advances”).  In the event Servicer decides to make any Protective Advance, such Protective Advance will only be made after Servicer has obtained the funds required to make such Protective Advances from Lender and Servicer has obtained written consent of Lender.  Lender shall be under no obligation to agree to any Protective Advances.  Servicer shall have no liability hereunder for failure to make Protective Advances due to Lender’s refusal or failure to fund the same.

SECTION II

SERVICING FEES; REIMBURSEMENT OF EXPENSES

Section 2.1                                    Servicing Fees. Lender shall pay an annual fee to Servicer of $10,000.00 (the “Servicing Fee”).

Section 2.2                                    Costs.  Servicer shall only be required to incur costs, including of collection, in connection with its servicing, administration and collection activities with respect to a Mortgage Loan to the extent funds are received therefor from Lender.

Section 2.3                                    Expenses of Servicer.  Servicer shall be responsible for payment of all overhead expenses of Servicer, salaries, wages or other compensation of employees of Servicer, as set forth in the Loan Documents.

SECTION III

ACCOUNTING, STATEMENTS AND REPORTS

Section 3.1                                    Books and Records.  Servicer shall keep satisfactory books and records pertaining to a Mortgage Loan and shall make periodic reports in accordance with this Section.  All such records and all Mortgage Loan documents, whether or not developed or originated by Servicer, reasonably required to document or properly administer a Mortgage Loan shall remain at all times the property of Lender, although Servicer shall be entitled to copies thereof.  Upon termination of this Agreement, Servicer shall deliver all such records and Mortgage Loan documents to Lender or its designee.

Section 3.2                                    Periodic Reporting.  Servicer shall provide to Lender the periodic reporting requested from time to time by Lender.

Section 3.3                                    Inspection Rights.  Servicer shall provide Lender and its accountants or other representatives with free and unlimited access during normal business hours at Servicer’s offices upon reasonable prior notice to Servicer to, and the ability to make copies of, all books and records relating to the Mortgage Loans.

SECTION IV

REPRESENTATIONS AND WARRANTIES

Section 4.1                                    Representations and Warranties of Servicer.  Servicer hereby represents and warrants to Lender the following:

(a)                                 Servicer is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.  Servicer has all requisite corporate power and authority to own and operate its properties, carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement.

(b)                                 The execution and delivery by Servicer of this Agreement and the other documents to which it is a party, and performance and compliance by Servicer with the terms of this Agreement and the other documents to which it is a party have been duly authorized by all necessary corporate action on the part of Servicer and will not violate Servicer’s declaration of trust or by-laws, or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Servicer is a party or by which it or its properties may be bound or affected.

(c)                                  This Agreement constitutes the valid, legal and binding obligation of Servicer, enforceable against it in accordance with the terms hereof, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(d)                                 Servicer agrees to comply with the terms and conditions of the Loan Documents, to the extent Servicer’s compliance is required thereunder, and pursuant to the terms thereof, subject to Lender’s consent if required per this Agreement and, if applicable, Lender providing funds.

Section 4.2                                    Representations and Warranties of Lender. Lender hereby represents and warrants to Servicer the following:

(a)                                 Lender is a limited liability company duly formed, validly existing and in good standing under the laws of the State of New York, and is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business make such qualification necessary, except where the failure to be so qualified does not materially affect Lender’s business operations.  Lender has all requisite corporate power and authority to own and operate its properties, carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement.

(b)                                 The execution and delivery by Lender of this Agreement and the other documents to which it is a party and performance and compliance by Lender with the terms of this Agreement and the other documents to which it is a party have been duly authorized by all necessary corporate action on the part of Lender and will not violate Lender’s certificate of formation or limited liability company agreement, or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Lender is a party or by which it or its properties may be bound or affected.

(c)                                  This Agreement constitutes the valid, legal and binding obligation of Lender, enforceable against it in accordance with the terms hereof, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

SECTION V

TERMINATION

Section 5.1  Termination Events.  Any of the following acts or occurrences shall constitute a Termination Event under this Agreement (each, a “Termination Event”):

(a)                                 gross negligence, willful misconduct, bad faith or felony act on the part of Servicer; or

(b)                                 any failure on the part of Servicer to observe or perform in any material respect any other of the covenants or agreements thereof contained in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied; provided, however, that if such covenant or agreement is capable of being cured and Servicer is diligently pursuing such cure such thirty (30) day period shall be extended for an additional forty-five (45) days; or

(c)                                  with or without cause, either party may terminate this Agreement by sixty (60) day notice to the other party; provided, however, that upon a Servicer Default or an Event of Default, Lender or Agent may replace Servicer as servicer with respect to the Pledged Receivables..

SECTION VI

INTENTIONALLY OMITTED

SECTION VII

INDEMNIFICATION AND LIABILITY

Section 7.1   Indemnification for Third Party Claims.   Each of Servicer and Lender (each an “Indemnitor”) shall indemnify and hold harmless the other, its directors, officers, employees and agents from any third party claims arising from its gross negligence or willful misconduct.

Section 7.2   Liability.  Servicer and any officer, employee or agent may rely in good faith on any document of any kind, which is in its good faith belief properly executed and submitted by any person with respect to matters hereunder.

SECTION VIII

MISCELLANEOUS

Section 8.1                                    Severability Clause.  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 8.2                                    Notices. All notices, demands, requests, consents, approvals or other communications (each of the foregoing, a “Notice”) required or permitted to be given hereunder or pursuant hereto or that are given with respect to this Agreement to any party shall be in writing and shall be (a) personally delivered, (b) sent by both registered or certified mail, postage prepaid and return receipt requested, and regular first class mail, (c) sent both by facsimile transmission with receipt of transmission confirmed electronically or by telephone and by regular first class mail, or (d) sent by reputable overnight courier service with charges prepaid and delivery confirmed, to the intended recipient at its respective address as set forth below; provided, however, that, if a party sending any Notice has received written notice in accordance with this Section 8.2 of a more recent address for any intended recipient referred to below, any Notice to such intended recipient shall be delivered or sent to it at the most recent address of which such Party has received such a notice:

If to Lender:

BRT RLOC LLC
c/o BRT Realty Trust
60 Cutter Mill Road, Suite 303
Great Neck, New York 11021
Attn:  Jeffrey A. Gould, President
Facsimile number:  (516) 773-2770

If to Servicer:

BRT Realty Trust
60 Cutter Mill Road, Suite 303
Great Neck, New York 11021
Attn:  Mark Lundy, Senior Vice President, and David Kalish
Facsimile number:  (516) 684-4903 and (516) 773-2778

Any Notice delivered or sent as provided above shall be deemed given when so delivered or sent and shall be deemed received (a) when personally delivered, (b) three (3) Business Days after being mailed as above provided, (c) when sent by facsimile transmission as above provided, or (d) one (1) Business Day after being sent by courier as above provided; provided, however, that any Notice specifying a new address to which any Notice shall be sent shall be deemed received only when actually received; and provided further that any Notice that is personally delivered after 4 PM or is sent by facsimile after 4 PM shall be deemed to have been delivered on the next Business Day.

Section 8.3                                    Counterparts

(a)                                 A party to this Agreement may deliver executed signature pages to this Agreement by facsimile transmission or electronic mail attachment to any other parties, which facsimile copy or electronic mail attachment shall be deemed to be an original executed signature page; provided, however, that such party shall deliver an original signature page to the other promptly thereafter.  For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.

Section 8.4                                    Governing Law; Waiver of Jury Trial

(a)                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  Any dispute arising hereunder or related to this Agreement shall be resolved in the federal court sitting in New York, New York, and Lender and Servicer hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such federal court.

(b)                                 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

Section 8.5                                    Amendments

(a)  This Agreement may be amended from time to time by a written instrument signed by Servicer and Lender and consented to by Agent (which consent shall not be unreasonably withheld) and no waiver of any of the terms hereof by any party shall be effective unless it is in writing and signed by the other parties and Agent.

Section 8.6                                    Headings Descriptive.  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 8.7                                    General Definitional Provisions.

(a)                                 The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, appendix and exhibit references are to this Agreement, unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.

Section 8.8                                    Judicial Interpretation.  Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement.

Section 8.9                                    Integration.  The Agreement comprises the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof as of the date hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings.

Section 8.10.                          Successors and Assigns; No Third Party Beneficiary.  This Agreement and the provisions hereof shall be binding upon and enforceable against each of the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.  This Agreement is not intended to confer any rights or benefits on any persons other than the parties hereto, Agent and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their authorized officer as of the day and year first above written.

LENDER:		SERVICER:

BRT RLOC LLC		BRT REALTY TRUST

By:	/s/ Mark H. Lundy	By:	/s/ Mark H. Lundy
	Mark H. Lundy		Mark H. Lundy
	Senior Vice President		Senior Vice President

Exhibit A

Certain Definitions

“Accepted Servicing Practices” shall mean the obligation of Servicer to service and administer the Mortgage Loans solely in the best interests and for the benefit of Lender, generally exercising the same basic care, skill, prudence, diligence and practices which Servicer utilizes for loans which Servicer or its Affiliate owns for its own account, in each case, acting in accordance with the terms of this Agreement and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans.

“Affiliate” means, with respect to any specified Person, (a) any other Person directly or indirectly controlling, controlled by, or under common control with such specified Person, (b) any individual who is an executive or other senior officer, general partner, manager or managing member (or Person serving in a similar capacity) of or with such specified Person or of any other Person described in clause (a) of this definition or (c) any other Person directly or indirectly controlling, controlled by, or under common control with any individual or groups of individuals described in clause (b) of this definition.

“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Fiscal Quarter” means a three-month period commencing on January 1st, April 1st, July 1st or October 1st, as the case may be.

“LSA” means that certain Loan and Security Agreement, dated as of June [ ], 2011, by and among, Servicer, Lender, Servicer, as guarantor, Capital One, National Association, as agent, and the lenders from time to time party thereto (as amended, supplemented, restated or otherwise modified from time to time)

“Person” means any individual, partnership, corporation, limited liability company, trust or other entity.